BY-LAWS

                            ARTICLE I   OFFICES

     1. The registered office of the corporation shall be at 504 Stewart, Killeen, Texas 76541 and the registered agent at such address is James C. Mellon
     2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                             ARTICLE II   SEAL

     1. The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Texas".

                   ARTICLE III   SHAREHOLDERS' MEETING

     1. Meetings of the shareholders shall be held at the registered office of the corporation or at such other place or places, either within or without the State of Texas, as may from time to time be selected.
     2. The annual meeting of the shareholders shall be held on the 30th day of July in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10 o'clock A.M., when they shall elect a Board of Directors, and transact such other business may properly be brought before the meeting. If the annual meeting is not held within any 13-month period, any court of competent jurisdiction in the county in which the principal office of the corporation is located may, on the application of any shareholder, summarily order a meeting to be held. Failure to hold the annual meeting at the designated time shall not work a dissolution of the

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corporation.
     3. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, not-withstanding the withdrawal of enough shareholders to leave less than a quorum.
     4. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholders, or by his duly authorized attorney in fact, and filed with the Secretary of the corporation. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Elections for directors need not be by ballot, except upon demand made by a shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders may cumulate their votes if any shareholder gives the written notice provided for herein. No share shall be voted at any meeting upon which any installment is due and unpaid.

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     5. Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten days prior to the meeting.
     6. In advance of any meeting of shareholders, the Board of Directors, may appoint judges of elections, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at any meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.
     7. Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or shareholders entitled to cast at least one-tenth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than fifty days after the receipt of the request, and to give due notice thereof.
     8. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.
     9. Written notice of a special meeting of the shareholders stating the time and place and object thereof, shall be given to

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each shareholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.
     10. The officer or agent having charge of the transfer books shall make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders.

                          ARTICLE IV   DIRECTORS

     1. The business of this corporation shall be managed by its Board of Directors, one in number. The directors need not be resident of this State or shareholders in the corporation. They shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. The Board of Directors of this corporation shall consist of one or more members.
     2. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Bard may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.
     The full Board of Directors may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in resolution, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of

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Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the By-Laws of the corporation or adopting new By-Laws for the corporation, filling vacancies in the Board of Directors or any such committee, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution or the Articles of Incorporation, of the corporation expressly so provide, no such committee shall have power of authority to declare a dividend or to authorize the issuance of shares of the corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.
     3. The meeting of the Board of Directors may be held at such place within this State, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.
     4. Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.
     5. Regular meetings of the Board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the Board.
     6. Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be

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called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.
     7. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors and shall be filed with the Secretary of the corporation.
     8. A director of a corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     9. Directors as such, shall not receive any stated salary for their services, buy by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                             ARTICLE V   OFFICERS

     1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and

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Treasurer.  The Board of Directors may also choose a Vice President, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time to time shall be prescribed by the Board. Any number of offices may be held by the same person except that the President and Secretary shall not be the same person. It shall not be necessary for the officers to be directors.
     2. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.
     3. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.
     4. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.
     5. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and

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shall perform like duties for all committees of Board of Directors when required. He shall give, or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.
     6. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meeting of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                            ARTICLE VI   VACANCIES

     1. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.
     2. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, buy such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.
     3. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining

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directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

                       ARTICLE VII   CORPORATE RECORDS

     1. There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent of registrar, giving the names of the shareholders, their respective addresses and the number and classes of shares held by each.
     2. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding his demand or shall be the holder of record of at least five percent (5%) of all the outstanding shares of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and record of shareholders, and to make extracts therefrom.

              ARTICLE VIII   SHARE CERTIFICATES, DIVIDENDS, ETC.

     1. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issue. They shall bear the corporate seal and shall be signed by the

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     2. Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.
     3. The Board of Directors may fix a time, not more than fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange or shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If the stock transfer books are not closed and on record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the

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meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholdes entitled to vote at any meeting of shareholders has been made as provided in this article, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.
     4. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
     5. The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.
     6. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                      ARTICLE IX   MISCELLANEOUS PROVISIONS

     1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of directors may from time to time designate.
     2. The fiscal year of the corporation shall begin on the first day of [sic]
     3. Whenever written notice is required to be given to

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any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.
     4. Whenever any written notice is required by statute, or by the Articles or By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
     5. Shareholders, members of the Board of Directors, or members of any committee designated by such Board, may participate in and hold a meeting of such shareholders, Board, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the

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ground that the meeting is not lawfully called or convened.
     6. Except as otherwise provided in the Articles or By-Laws of this corporation, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.
     7. Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.
     8. The Board of Directors must, when requested by the holders of at least one-third of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation and, subject to limitations on the authority of the Board of Directors by provisions of law, or the Articles of Incorporation, the Board shall declare and provide for payment of such dividends of the profits from the business of the corporation as such Board shall deem expedient.

                         ARTICLE X   ANNUAL STATEMENT

     1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business

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and affairs of the corporation for the preceding year.  Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.
     2. Upon the written request of any holder of record of shares of a corporation, the corporation shall mail to such holder its annual statements for its last fiscal year showing in reasonable detail its assets and liabilities and the results of its operations and the most recent interim statements, if any, which have been filed in a public record or otherwise published. The corporation shall be allowed a reasonable time to prepare such annual statements.

                           ARTICLE XI   AMENDMENTS

     1. The initial By-Laws of this corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws or adopt new By-Laws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors unless reserved to the shareholders by the Articles of Incorporation.